Exhibits

(a)(1) Abolition of Series of Shares of Beneficial Interest dated March 30, 2006 to the Amended and Restated Declaration of Trust dated February 25, 2003, As Amended with regard to ING Equity and Bond Fund - Filed herein.

(a)(2) Amended Establishment and Designation of Series and Classes of shares of Beneficial Interest Effective June 6, 2006 to the Amended and Restated Declaration of Trust dated February 25, 2003, As Amended, with regard to ING Principal Protection Fund II, ING Principal Protection Fund III and ING Principal Protection Fund VI - Filed herein.

(e)(1) Schedule A dated December 2005 to the Second Amended and Restated Investment Management Agreement between ING Investments, LLC and ING Equity Trust dated September 23, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A filed on December 23, 2005 and incorporated herein by reference.

(e)(2) Schedule A dated April 3, 2006 to the Sub-Advisory Agreement dated July 28, 2005 between ING Investments, LLC and NWQ Investment Management Company LLC with regard to the removal of ING Mid Cap Value Choice Fund - Filed herein.

(e)(3) Sub-Advisory Agreement dated April 3, 2006 between ING Investments, LLC and Tradewinds NWQ Global Advisors, LLC regarding ING MidCap Value Choice Fund - Filed herein.